UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2006

IHOP CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of	(Commision	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

450 North Brand, Glendale, California		91203
(Address of principal executive offices)		(Zip Code)

(818) 240-6055

Registrant’s telephone number, including area code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2006, International House of Pancakes Inc. (the “Company”) and Wells Fargo Bank, National Association (the “Bank”), entered into the Third Amendment to Credit Agreement (the “Amendment”), which amends the Credit Agreement dated as of June 28, 2001 between the Company and the Bank.  The Amendment effected the following changes: (i)  the line of credit maturity date was changed from May 31, 2008 to September 28, 2007, (ii) the latest date on which a letter of credit may expire was extended from 90 to 120 days after the line of credit maturity date of September 28, 2007, (iii) the maximum ratio of consolidated debt to total capitalization was increased from 0.45 to 1.00 to 0.50 to 1.00 and (iv) the covenant which restricted payments and investments by the Company was deleted.  A copy of the Amendment is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated as of September 29, 2006, among International House of Pancakes, Inc., a Delaware Corporation and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHOP CORP.
Date: October 4, 2006	By:	/s/ MARK D. WEISBERGER
Mark D. Weisberger
Vice President-Legal, Secretary and General Counsel

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated as of September 29, 2006, among International House of Pancakes, Inc., a Delaware Corporation and Wells Fargo Bank, National Association.